UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 20, 2006
Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton, CT	06484

(Address of Principal Executive Offices)	(Zip Code)
203-402-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     On December 20, 2006, Baldwin Technology Company, Inc. (the “Company”) committed to the principal features of a plan to restructure and integrate the operations of MTC Corporation (“MTC”), and its wholly owned subsidiary Oxy-Dry Corporation, which the Company acquired on November 21, 2006 (the “Plan”) and some of Baldwin’s existing operations. The objective of the Plan is to achieve operational efficiencies and eliminate redundant costs resulting from the transaction as well as to achieve greater efficiency in sales, marketing, administrative and operational activities, primarily in Germany, the United States and the United Kingdom. The Plan also includes the termination of various contracts. The actions under the Plan commenced in December 2006; and the Company currently expects to substantially complete the Plan by the end of the Company’s current fiscal year, which ends on June 30, 2007 (“Fiscal 2007”).
     As further detailed in the table below, most of the costs associated with the Plan will be recorded as liabilities in the Company’s allocation of purchase price in connection with the Company’s acquisition of MTC. The remaining portion of the costs associated with the Plan will be charged to the Company’s results of operations during Fiscal 2007 and 2008. In connection with the Plan, the Company expects to incur aggregate cash expenditures of approximately $4.6 million, primarily during Fiscal 2007. No non-cash charges are contemplated in connection with the Plan. The following table sets forth the Company’s current expectations related to the Plan:

Estimated Pretax Charges
During Fiscal 2007
(in millions)
Restructuring costs:
Employee termination costs	$0.8
Contract termination costs	0.1
Other associated costs	0.1

Total restructuring costs	$1.0

Estimated Purchase
Price Allocation
(in millions)
Purchase Allocation:
Employee termination/other costs	$2.3
Facilities and other one-time costs	0.7

Total purchase allocation costs	$3.0

     In addition, the Company estimates acquisition related integration costs to be incurred during Fiscal 2007 and 2008 of approximately $0.6 million. Estimated annual savings from all of the above activities is expected to be about $3.7 million.

Item 8.01 Other Events
     The Company issued a press release dated December 27, 2006, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release announcing restructuring plan issued by the Company December 27, 2006 (furnished herewith).
     This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s expected restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Plan are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the following risks and uncertainties: the Company’s restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Plan varying materially from management’s current estimates of these charges, costs and adjustments due to variations in anticipated headcount reductions, contract terminations, and costs of the implementation of the Plan; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and other Securities and Exchange Commission filings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

By:	/s/ Vijay C. Tharani

Vijay C. Tharani Vice President, Treasurer and Chief Financial Officer
Dated: December 27, 2006

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